Applied Blockchain Reports Fiscal Third Quarter 2022 Ended February 28, 2022 Financial Results and Provides an Operational Update

DALLAS, TX – May 13, 2022 -- Applied Blockchain, Inc. (Nasdaq: APLD) ("Applied Blockchain" or the "Company") today reported financial results for the fiscal third quarter ended February 28, 2022 and provided an operational update.

Recent Operational and Financial Highlights

•	Operationalized first Next-Gen co-located datacenter in Jamestown, North Dakota in February 2022 at 55 megawatts (“MW”) currently operating just over 80MW, with remaining 20MW to come online in the next few weeks

•	Formed joint venture (“JV”) with Antpool, an affiliate of Bitmain, in January 2022 for up to 1.5 gigawatts (“GW”) initially of co-hosting infrastructure with Applied Blockchain owning 80% of the JV

•	Completed an initial public offering (“IPO”) with uplisting to Nasdaq in April, raising approximate net proceeds of $36 million

•	On March 11, 2022 entered into a term loan agreement with Vantage Bank Texas for a $7.5 million, five-year loan at 5% interest to fund its Jamestown site

•	Continued to progress robust pipeline of power assets to expand Next-Gen co-located hosting capacity with near-term focus on Texas and North Dakota

•	Company anticipates generating $40 million of EBITDA in fiscal year 2023, which ends in May, and exiting calendar 2023 at an over $200 million EBITDA run rate

Management Commentary

“We are now building Applied Blockchain to be the leading provider of next-gen datacenters that are designed to provide massive computing power,” said Applied Blockchain Chairman and CEO Wes Cummins. “We went from breaking ground to opening our first facility in under six months, demonstrating the capabilities of our operationally focused and experienced team. We also entered into a significant JV with Antpool, an affiliate of Bitmain, to build up to 1.5GW of co-hosting capacity. Our strong partnerships with companies like Bitmain validate our business model, which we expect to provide stronger risk-adjusted returns than many other cryptocurrency focused business models.

“Our IPO enhanced our capital position to execute on our significant growth opportunities as we plan to grow our business to 800MW by May 2023, 1.8GW by the end of fiscal 2024 (ending May 31, 2024) and 5GW over the next five years. We see substantial demand for our services and in the near-term are laser focused on executing on our next facilities, including our first sites in Texas and expansion in North Dakota.”

Jamestown, North Dakota Co-Hosting Facility Update (100MW)

Applied Blockchain’s first co-hosting facility is in Jamestown, North Dakota with an initial planned capacity of 100MW. The site was purchased in August 2021 with construction beginning in September 2021. The first 55MW of capacity was brought online on February 2, 2022, with current operations at just over 80MW with the remaining 20MW to come online in the next few weeks. The entire 100MW of capacity has been fully contracted on multi-year contracts, providing revenue visibility for the Company.

The co-hosting facility is powered through a five-year energy services agreement with a local utility, providing visibility into the cost structure as a stable pricing mechanism for energy costs has been negotiated.

Future Co-Hosting Facilities Update

On November 24, 2021, Applied Blockchain entered into a letter of intent to develop a facility in Texas with 200MW of wind power. Construction of the facility began in April 2022 and is expected to be operational in the latter half of the calendar year.

The Company is also progressing on several additional co-hosting facilities including an additional Texas wind farm with targeted capacity of 200MW, which is expected to break ground in late fiscal first quarter 2023 or early fiscal second quarter 2023. In addition to the Texas sites, Applied Blockchain plans to be in construction on up to three other sites in three other states, including North Dakota, with total combined capacity of over 600MW before the end of calendar 2022.

Financial Results for Fiscal Third Quarter 2022 Ended February 28, 2022

Note: Applied Blockchain did not have operations in the prior year comparable period and thus no comparative analysis is included. Any reference to share count or per share metrics reflects the one-for-six reverse stock split that was effected April 12, 2022.

Revenues in the fiscal third quarter were $1.0 million, attributable entirely to the Company’s hosting business. Hosting revenue includes upfront payments which are recorded as deferred revenue. All such revenues were generated from its Jamestown, North Dakota facility.

Cost of revenues in the fiscal third quarter was $2.1 million, consisting primarily of electricity costs and including costs for Jamestown prior to the facility becoming operational. Other costs include personnel cost for employees directly working at the hosting facility and depreciation expense for equipment in service at the Jamestown hosting facility.

Operating expenses for the fiscal third quarter were $1.4 million, almost all of which were attributable to selling, general and administrative costs.

Net loss from continuing operations for the fiscal third quarter was $2.4 million, or ($0.04) per diluted share, based on a weighted average fully diluted share count during the quarter of 53.4 million.

Adjusted net loss from continuing operations for the fiscal third quarter was $2.0 million, or ($0.04) per diluted share, based on a weighted average fully diluted share count during the quarter of 53.4 million.

Net loss from discounted operations totaled $4.0 million in the quarter. The Company’s Ethereum mining operations were classified as discontinued operations as it began selling its equipment. The Company realized $1.6 million in proceeds from the sale of equipment. On March 9, 2022 Applied Blockchain ceased all crypto mining operations and completed the sale of all crypto mining equipment in service.

Net loss for the fiscal third quarter was $6.4 million, or ($0.12) per diluted share, based on a weighted average fully diluted share count during the quarter of 53.4 million.

Adjusted EBITDA, a non-GAAP measure, for the fiscal third quarter was ($1.7) million.

Liquidity and Capitalization

The Company’s current share count is approximately 99.2 million, which reflects its one-for-six reverse stock split, shares issued in the IPO and conversion of all of its previously outstanding preferred stock into common stock.

Applied Blockchain ended the fiscal third quarter of 2022 with cash and cash equivalents of $12.0 million and no debt. Subsequent to the end of the fiscal quarter, the Company closed its IPO, issuing 8.0 million shares of its common stock at $5.00 per share. Net proceeds received by Applied Blockchain were approximately $36 million.

On March 11, 2022, Applied Blockchain entered into a term loan agreement with Vantage Bank Texas for a $7.5 million, five-year loan at 5% interest. Proceeds from the loan will be used to fund the operations of its Jamestown site.

Conference Call

Applied Blockchain will host a conference call today, May 13, 2022, at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss these results. A question-and-answer session will follow management's presentation.

To participate, please dial the appropriate number at least ten minutes prior to the start time and ask for the Applied Blockchain conference call.

U.S. dial-in number: 1-877-407-0792

International number: 1-201-689-8263

Conference ID: 13729940

The conference call will broadcast live and be available for replay here.

A replay of the call will be available after 12:00 p.m. Eastern time today through May 27, 2022.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Conference ID: 13729940

About Applied Blockchain

Applied Blockchain Inc. (Nasdaq: APLD) is a builder and operator of next-generation data centers across North America which provide substantial compute power to blockchain infrastructure and support Bitcoin mining. The Company has partnered with the most recognized names in the industry to develop, deploy, and scale its business. Find more information at www.appliedblockchaininc.com.  Follow us on Twitter at @APLDBlockchain.

Forward-Looking Statements

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Applied Blockchain Consolidated Balance Sheets

(unaudited) (in thousands of dollars, except per share and per share amounts)

	February 28, 2022	May 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$11,961	$11,750
Accounts receivable	1,038	-
Prepaid expenses and other current assets	2,096	5
Current assets of discontinued operations	3,573	-
Total current assets	18,668	11,755

Right of use asset, net	1,207	-
Deposit on equipment	-	3,277
Property and equipment, net	43,619	20
TOTAL ASSETS	$63,494	$15,052

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$13,038	$248
Accrued dividends	-	116
Current portion of lease liability	211	-
Related party notes payable	-	2,135
Customer deposits	5,645	-
Deferred revenue	3,909	-
Other current liabilities	16	-
Total current liabilities	22,819	2,500
Deferred tax liability	274	-
Long-term portion of lease liability	1,009	-
Other Long Term Liabilities	50	-
Total liabilities	24,152	2,500
Commitments and contingencies (Note 12)
Mezzanine equity:
Series C, convertible redeemable preferred stock, $.001 par value, 676,086 and 660,000 shares authorized, issued and outstanding, respectively	$15,537	$15,135
Series D, convertible redeemable preferred stock, $.001 par value, 1,413,624 and 0 shares authorized, issued, and outstanding, respectively	32,414	-
Total mezzanine' equity	47,951	15,135
Shareholders' equity (deficit):
Series A, convertible preferred stock, $.001 par value, authorized 70,000 shares, 0 and 70,000 shares issued and outstanding, respectively	$-	$3,370
Series B convertible preferred stock, $.001 par value, authorized 50,000 shares, 0 and 50,000 shares issued and outstanding, respectively	-	1,849
Common stock, $.001 par value, 166,666,666 shares authorized, 53,396,920 and 1,511,061 shares issued and outstanding	320	9
Additional paid in capital	43,657	13,874
Treasury stock, 36,300 shares, at cost	(62)	(62)
Accumulated deficit	(52,524)	(21,623)
Total shareholders' deficit	(8,609)	(2,583)
Total Equity	39,342	12,552
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' DEFICIT	$63,494	$15,052

Applied Blockchain Consolidated Statement of Operations

(unaudited) (in thousands of dollars, except per share and per share amounts)

	Three Months Ended		Nine Months Ended
	February 28, 2022	February 28, 2021	February 28, 2022	February 28, 2021
Revenues:
Hosting revenue	$1,026	$-	$1,026	$-
Total revenue, net	$1,026	$-	$1,026	-

Cost of revenues	$2,073	$-	$2,073	$-
Gross Profit	(1,047)	-	(1,047)	-
Costs and expenses:
Selling, General and Administrative	1,356	0	3,234	0
Stock-based compensation for service agreement	-	-	12,337	-
Depreciation	14	-	14	-
Total costs and expenses	1,370	0	15,585	0
Operating loss	(2,417)	-	(16,632)	0
Other income (expense):
Interest Expense	0	(77)	0	(223)
Gain on Extinguishment of Accounts Payable	80	-	405	-
Loss on Extinguishment of Debt	-	-	(1,342)	-
Income Tax Expenses	(60)	-	(274)	-
Total Other Income (Expense)	20	(77)	(1,211)	(223)
Net Loss from continuing Operations	(2,397)	(77)	(17,843)	(223)
Net Loss from discontinued Operations	(4,048)	-	(2,870)	-
Total Net Loss	$(6,445)	$(77)	$(20,713)	$(223)
Net Loss attributable to Non-controlling interest	-	-	-	-
Net Loss	$(6,445)	$(77)	$(20,713)	$(223)

Basic and diluted net loss per share:
Continuing Operations	$(0.04)	$(0.05)	$(0.35)	$(0.15)
Discontinued Operations	$(0.08)	$-	$(0.06)	$-
Basic and diluted net loss per share	$(0.12)	$(0.05)	$(0.41)	$(0.15)
Basic and diluted weighted average number of shares outstanding	53,396,920	1,511,061	50,546,048	1,511,061

Applied Blockchain Consolidated Statements of Cash Flows

(unaudited) (in thousands of dollars, except per share and per share amounts)

	Nine Months Ended
	February 28, 2022	February 28, 2021
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss attributable to Applied Blockchain, Inc.	$(20,713)	$(223)
Net Loss from discontinued operations	(2,870)	-
Net Loss from continuing operations	(17,843)	(223)
Adjustments to reconcile net loss to net cash used in operating activities:	-	-
Depreciation and amortization	14	-
Loss on Extinguishment of Debt	1,342	-
Gain on Extinguishment of Accounts Payable	(405)	-
Stock-Based Compensation for Service Agreement	12,337	-
Amortization of Right of Use Asset	136	-
Deferred Tax	274	-
Accounts receivable	(1,038)	-
Prepaid expenses and other current assets	(2,091)	-
Accounts payable and accrued liabilities	10,654	223
Payments of operating leases	(233)	-
Net cash provided by operating activities of continuing operations	3,147	-
Net cash provided by operating activities of discontinued operations	966	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	4,113	-
CASH FLOW FROM INVESTING ACTIVITIES		-
Purchases of property and equipment	(31,457)
Deposit on equipment	3,277	-
Payments for patents and trademarks	-	-
Net cash used in investing activities of continuing operations	(28,180)	-
Net cash used in investing activities of discontinued operations	(7,408)	-
NET CASH USED IN INVESTING ACTIVITIES	(35,588)	-
CASH FLOW FROM FINANCING ACTIVITIES	-	-
Dividends Issued on preferred stock	-	-
Conversion of preferred stock to common stock	115	-
Issuance of common stock	-	-
Issuance of preferred stock	34,500	-
Repayment of finance leases	(2)	-
Issuance cost for preferred stock	(2,927)	-
Net cash provided by financing activities of continuing operations	31,686	-
Net cash provided by financing activities of discontinued operations	-	-
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	31,686	-
NET DECREASE IN CASH AND CASH EQUIVALENTS	211	-
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	11,750	-
CASH AND CASH EQUIVALENTS, END OF YEAR	$11,961	$-
Less: cash and cash equivalents of discontinued operations	$-	$-
Cash and cash equivalents of continuing operations	$11,961	$-
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Right-of-use asset obtained by lease obligation	$1,207	$-
Fixed assets in accounts payable	$12,156	$-

Use and Reconciliation of Non-GAAP Financial Measures

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted net loss from continuing operations and Adjusted EBITDA, as a measure of our operating performance. Adjusted net loss from continuing operations and Adjusted EBITDA are non-GAAP financial measures. We define Adjusted net loss from continuing operations as net loss from continuing operations adjusted by the removal of certain one-time non-recurring items. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of certain one-time non-recurring items. See reconciliation to the most directly comparable GAAP measure(s) below.

Adjusted net loss and Adjusted EBITDA are not measurements of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use these measures as financial metrics to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe these measures will also be useful to others, including its stockholders, as a valuable financial metric.

	Three Months Ended		Nine Months Ended
	February 28, 2022	February 28, 2021	February 28, 2022	February 28, 2021
Adjusted net loss from Continuing Operations
Net Loss from continuing Operations (GAAP)	(2,397)	(77)	(17,843)	(223)
Add: Stock-based compensation for service agreeement	-	-	12,337	-
Add: Gain on Extinguishment of Accounts Payable	(80)	-	(405)	-
Add: Loss on Extinguishment of Debt	-	-	1,342	-
Add: Public Company Readiness Costs	433	-	1,069	-
Adjusted net loss from continuing Operations (Non-GAAP)	(2,044)	(77)	(3,500)	(223)

EBITDA and Adjusted EBITDA
Net Loss from continuing Operations (GAAP)	(2,397)	(77)	(17,843)	(223)
Add: Interest Expense	-	77	-	223
Add: Income Tax Expense	60	-	274	-
Add: Depreciation	245	-	245	-
EBITDA (Non-GAAP)	(2,092)	-	(17,324)	-
Add: Stock-based compensation for service agreeement	-	-	12,337	-
Add: Gain on Extinguishment of Accounts Payable	(80)	-	(405)	-
Add: Loss on Extinguishment of Debt	-	-	1,342	-
Add: Public Company Readiness Costs	433	-	1,069	-
Adjusted EBITDA (Non-GAAP)	(1,739)	-	(2,981)	-

Investor Relations Contacts
Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
(949) 574-3860
APLD@gatewayir.com

Media Contact
Catherine Adcock
Gateway Group, Inc.
(949) 574-3860
APLD@gatewayir.com